UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 31, 2017

GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	300 Renaissance Center, Detroit, Michigan	48265-3000
	(Address of principal executive offices)	(Zip Code)
(313) 556-5000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 31, 2017, General Motors Company (the “Company”) filed a Certificate of Elimination of Series A Fixed Rate Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and a Certificate of Elimination of 4.75% Series B Mandatory Convertible Junior Preferred Stock (the “Series B Preferred Stock”) with the Delaware Secretary of State, thereby removing the Certificate of Designations of the Series A Preferred Stock and the Certificate of Designations of the Series B Preferred Stock from the Company’s Restated Certificate of Incorporation. The Company repurchased and redeemed all outstanding shares of Series A Preferred Stock (which were not, and were never required to be, registered under the Securities Exchange Act of 1934, as amended) between 2013 and 2014, and all outstanding shares of Series B Preferred Stock converted automatically to shares of the Company’s common stock in 2013. The Certificates of Elimination became effective upon filing.
Copies of the Certificate of Elimination of Series A Fixed Rate Cumulative Perpetual Preferred Stock and the Certificate of Elimination for 4.75% Series B Mandatory Convertible Junior Preferred Stock are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

EXHIBIT

Exhibit	Description

3.1	Certificate of Elimination of Series A Fixed Rate Cumulative Perpetual Preferred Stock

3.2	Certificate of Elimination of 4.75% Series B Mandatory Convertible Junior Preferred Stock

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

/s/ Rick E. Hansen
By:	Corporate Secretary and Lead Counsel, Securities and Corporate Governance
Date: September 1, 2017